UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

FIBROGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36740	77-0357827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Bay Street Suite 100 #6009
San Francisco, California		94133
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 978-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 19, 2025, FibroGen, Inc. (the “Company”, “we”, “us”, “our”, or “FibroGen”) entered into a share purchase agreement (the “Share Purchase Agreement”) with AstraZeneca Treasury Limited (“AstraZeneca”) pursuant to which we and our indirect subsidiary FibroGen China Anemia Holdings, Ltd. agreed to sell all of the issued and outstanding equity interests of FibroGen International (Hong Kong) Ltd. (“FibroGen International”) to AstraZeneca for an aggregate purchase price of approximately $160 million, comprised of $85 million in cash for the enterprise value of FibroGen International, plus an additional cash amount equal to the net cash held in China by FibroGen International and its subsidiaries, currently anticipated to be approximately $75 million, as of the closing. The transaction is expected to close by mid-2025, and is subject to customary closing conditions and closing deliverables, including receipt of regulatory approval from the China State Administration for Market Regulation. At the closing, we intend to repay our term loan facility with Morgan Stanley Tactical Value (approximately $80 million in total). The facility is filed as Exhibit 10.5 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Securities and Exchange Commission on August 7, 2023.

AstraZeneca is our long-time commercialization partner for roxadustat in greater China and South Korea. Upon the closing, AstraZeneca will acquire all the rights to roxadustat in China, Hong Kong, and Macao, including rights to manufacture, develop, distribute, and commercialize roxadustat.

We will retain the rights to roxadustat in the United States, Canada, Mexico, and in all markets not held by AstraZeneca or licensed to Astellas Pharma Inc. Astellas is commercializing roxadustat (EvrenzoTM) in Europe and Japan to treat anemia under two development and commercialization license agreements: one for Japan, and one for Europe, the Commonwealth of Independent States, the Middle East and South Africa.

The net cash payable by AstraZeneca at the closing is subject to holdbacks of: (i) a $6.0 million hold back to offset final net cash adjustments which will be released following a customary adjustment process approximately 90 days post-closing (as such time may be extended for the parties to mutually agree upon final adjustments), and (ii) a $4.0 million hold back to satisfy any indemnity claims, which will be released, net of any claims paid or unresolved, nine months after the closing.

The Share Purchase Agreement includes customary representations and warranties, including fundamental representations and regulatory compliance provisions and other provisions relating to FibroGen International’s and its subsidiaries’ business. The representations, warranties, and covenants contained in the Share Purchase Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to such agreement. The Share Purchase Agreement contains other customary provisions for transactions of this nature.

Pursuant to the Share Purchase Agreement AstraZeneca will purchase all of the issued and outstanding equity interests of FibroGen International from FibroGen China Anemia Holdings, Ltd. FibroGen International wholly owns FibroGen (China) Medical Technology Development Co., Ltd. which holds, among other assets, the roxadustat drug product manufacturing facility, roxadustat inventory and supply relationships, and 51.1% of Beijing Falikang Pharmaceutical Co., Ltd. (the roxadustat distribution joint venture currently owned 48.9% by AstraZeneca). On closing, FibroGen will assign to FibroGen International its entire right, title, and interest to certain patents, trademarks, and domain name registration related to FibroGen's roxadustat business in China, Hong Kong, and Macao.

AstraZeneca is purchasing certain transition support services from us to support the businesses of the in-scope companies (FibroGen International and its subsidiaries) pursuant to a transitional services agreement, which services will be provided for a maximum of 12 months post-closing.

The foregoing description of the Share Purchase Agreement is only a summary of the terms of, and is qualified in its entirety by reference to the full text of, the Share Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. The approximately $75 million of cash held in China is only an estimate and could change materially before closing. We do not intend to update this estimate prior to closing and undue reliance should not be placed on this preliminary estimate. In addition, the total amount to be paid to Morgan Stanley Tactical Value is only our best estimate and includes principal, accrued and unpaid interest, and an applicable prepayment penalty, and could change materially before this term loan facility is paid off.

Item 2.02. Results of Operations and Financial Condition.

On February 20, 2025, we announced that as of December 31, 2024, we estimated that we had approximately $121.1 million in cash, cash equivalents, and accounts receivable.

This preliminary financial information is unaudited and is based on currently available information and does not present all necessary information for an understanding of our financial condition as of December 31, 2024 or our results of operations for the year ended December 31, 2024. This preliminary financial information has been prepared by, and is the responsibility of, our management. It is possible that we may identify items that require us to make adjustments to the financial information set forth above and those changes could be material. We do not intend to update this estimate prior to completion of our year-end audited financial statements. Accordingly, undue reliance should not be placed on this preliminary estimate and this estimate is not necessarily indicative of any future period.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by FibroGen, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the closing of the sale of FibroGen International pursuant to the Share Purchase Agreement, Christine L. Chung, who currently serves as our Senior Vice President, China Operations, will cease employment with us. Ms. Chung is entitled to certain severance benefits pursuant to our executive officer change in control and severance agreement, which is filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Securities and Exchange Commission on May 8, 2023.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the sale of FibroGen International pursuant to the Share Purchase Agreement and our estimated cash and cash equivalents as of December 31, 2024, is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in Exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by FibroGen, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 20, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Date:	February 20, 2025	By:	/s/ John Alden
John Alden General Counsel